SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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____ Definitive additional materials.
____ Soliciting material under Rule 14a-12.

National Health Realty, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NATIONAL HEALTH REALTY, INC.
NOTICE OF SIXTH ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD APRIL 20, 2004
5:00 PM CDT

To Our Shareholders:

We cordially invite you to attend the Sixth Annual Meeting of the Shareholders (the "Meeting") of National Health Realty, Inc. ("NHR" or the "Company"). The Meeting will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Tuesday, April 20, 2004, at 5:00 p.m. CDT, for the following purposes:

1. To re-elect one director; and

2. To ratify the Audit Committee's selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2004; and

3. To transact such other business as may properly come before the Meeting or any continuances of it.

The nominee for re-election as a director is Joseph M. Swanson. He currently serves as a director of the Company.

The Board of Directors has fixed the close of business on Friday, February 20, 2004, as the record date for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Mr. Swanson as a director, and FOR the ratification of Ernst & Young as independent auditors. Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

By Order of the Board of Directors

Richard F. LaRoche, Jr.
Secretary

March 19, 2004

Murfreesboro, Tennessee
NATIONAL HEALTH REALTY, INC.
100 Vine Street, Suite 1400
Murfreesboro, Tennessee 37130

PROXY STATEMENT
----------------------
SIXTH ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD APRIL 20, 2004

The accompanying proxy is solicited by the Board of Directors of National Health Realty, Inc. ("NHR" or the "Company") to be voted at the Annual Meeting of the Shareholders (the "Meeting") to be held on Tuesday, April 20, 2004, commencing at 5:00 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 19, 2004, to all shareholders of record on February 20, 2004.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2003, including audited financial statements, is also enclosed.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of directors will have the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Board of Directors has declared the close of business on Friday, February 20, 2004 as the record date. The outstanding voting securities of the Company as of December 31, 2003, consisted of 9,590,588 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the record date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon (a) filings made by the persons or entities identified below with the Securities and Exchange Commission ("SEC") or (b) a Special Security Listing report from The Depository Trust Company. Except as set forth below, on December 31, 2003, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

Name and Address	Shares Beneficially	Percent of Outstanding
	Owned on 12/31/03	Shares on 12/31/03 (2)
National Health Corporation	1,271,147 (1)	13.2%
P. O. Box 1398
Murfreesboro, TN 37133
W. Andrew Adams	1,131,281 (1)	11.8%
100 Vine Street
Murfreesboro, TN 37130
T. Rowe Price Associates, Inc.	819,300 (3)	8.6%
100 E. Pratt Street
Baltimore, MD 21202
State Street Bank & Trust Company	781,999 (4)	8.1%
1776 Heritage Drive
No. Quincy, MA 02171
T. Rowe Price Small-Cap Value Fund, Inc.	655,600 (3)	6.8%
100 E. Pratt Street
Baltimore, MD 21202
Charles Schwab & Co., Inc.	617,400 (4)	6.4%
101 Montgomery Street
San Francisco, CA 94104
Northern Trust Company	569,879 (4)	5.9%
801 S. Canal C-IN
Chicago, IL 60607
National Financial Services Corporation	530,414 (4)	5.5%
200 Liberty Street
New York, NY 10281
Robert G. Adams	485,309	5.1%
100 Vine Street, Suite 1400
Murfreesboro, TN 37130

(1) Included as shares beneficially owned are units of limited partnership interest in NHR/OP, L.P., the Company's operating subsidiary. National Health Corporation has 644,000 such units and Mr. W. A. Adams' family partnership has 571,754 such units. Although these units cannot vote, they may be exchanged for shares of the Company's common stock. This exchange has income tax consequences to the holder, but not the Company.

(2) This is ownership calculated in accordance with Security and Exchange Commission Rules and not in accordance with real estate investment trust regulations.

(3) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) The information was obtained from a Special Security Listing report from The Depository Trust Company.

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the April 20, 2004 Meeting one director will be elected to hold office for a term of three years or until his successor has been duly elected and qualified.

The nominee for re-election at the Meeting is Joseph M. Swanson, currently a director of the Company. Unless authority to vote for the election of the director has been specifically withheld, your proxy holder intends to vote for the election of Mr. Swanson to hold office as a director.

If the nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE.

The following is information about the nominee, other Board members and executive officers:

				Common Stock	Percent of Shares
			Expiration of term	Beneficially Owned at	Outstanding
Name	Age	Position	as Director	12/31/03(1)	12/31/03
Joseph M. Swanson	66	Director	2004	5,000	*
Robert G. Adams	57	Director & Sr. V.P.	2006	485,309	5.1%
W. Andrew Adams	58	Director & President	2005	1,131,281	11.8%
Ernest G. Burgess III	64	Director	2005	160,000	1.7%
Richard F. LaRoche, Jr.	58	Secretary	-	372,714	3.9%
Donald K. Daniel	57	Vice President & Controller	-	139,273	1.4%
Kenneth D. DenBesten	51	Vice President, Finance	-	20,870	*
Charlotte A. Swafford	56	Treasurer	-	152,978	1.6%
All Directors & Exec. Officers				2,467,425	25.7%
as a group (8 people)

*Less than 1%

(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 25,000 shares optioned to Mr. Burgess, as well as the options to Messrs. Adams, LaRoche, Daniel, DenBesten and Ms. Swafford shown on Table A hereafter. 571,754 shares attributed to Mr. Adams are actually units of limited partnership interest in NHR/OP, L.P., which may be, under certain conditions, convertible into the common shares of NHR.

Joseph M. Swanson is an owner/manager of Swanson Development Company, a multi-county real estate development and leasing company with approximately 3 million square feet of buildings and over 200 tenants. He is also the developer of over 800 acres of commercial and residential property. Additionally, Mr. Swanson is the owner and president of a 70 year old manufacturing and distribution company. He was a founding shareholder and director of First City Bank from 1986 through 1995, and has served as a founding director of Bank of Murfreesboro from 1995 through 2003. Mr. Swanson is also a majority partner in a commercial contracting company and trustee of a commercial real estate unitrust that owns real estate. He serves on the Audit Committee of NHR, and is a member of both the Compensation Committee and the Nominating and Corporate Governance Committee.

W. Andrew Adams (President) is a director of the Company and has been the Chief Executive Officer of NHC since 1981 and on its Board since 1974. He has extensive long-term health care experience and served as President of the National Council of Health Centers, the trade association for multi-facility long-term health care companies. He is also the President and Chairman of the Board of National HealthCare Corporation and National Health Investors, Inc., and he is Chairman of the Board of Assisted Living Concepts, Inc. In addition, Mr. Adams serves on the Board of Directors of SunTrust Bank, Nashville. He is the brother of Robert G. Adams

Robert G. Adams (Senior Vice President) is a director of the Company and also has served NHC 27 years - 15 years as Senior Vice President and 10 years on the Board of Directors. He is also Vice President of National Health Investors, Inc. and Chief Operating Officer for NHC. Mr. Adams has a B.S. Degree from Middle Tennessee State University. He is the brother of W. Andrew Adams.

Ernest G. Burgess III (Director) served as Senior Vice President of Operations for NHC for 20 years before retiring in 1994. He also serves on the Board of Directors and Audit Committee of NHC. Mr. Burgess has an M.S. degree from the University of Tennessee. He serves on the Audit Committee of NHR, and is a member of both the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Burgess is the brother-in-law by marriage to W. Andrew Adams.

Richard F. LaRoche, Jr. is Secretary and General Counsel of the Company and was its Vice President until May 2002 when he retired from active management positions. He has served as Secretary and General Counsel for NHC since 1971. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche currently serves as a director, Secretary and General Counsel of National Health Investors, Inc. and National HealthCare Corporation. He also serves as a director and Audit Committee member of Z-Tel Technologies, Inc.

Donald K. Daniel (Vice President & Controller) joined NHC in 1977 as Controller, and has served NHR in that capacity since 1998. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Kenneth D. DenBesten (Vice President/Finance) has served NHC as Vice President of Finance since 1992, and has served NHR in that capacity since 1998. From 1987 to 1992, he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984-1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Charlotte A. Swafford (Treasurer) has been Treasurer of NHC since 1985, and has served NHR in that capacity since 1998. She joined NHC in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

Board of Directors and Committees of the Board

The Board of Directors held 4 meetings during 2003. All directors were present at the meetings of the Board and committees on which they served. The Company strongly urges, but does not require, directors to attend the Annual Meeting, and all directors attended the 2003 Annual Meeting. The Board identified Dr. Williams and Mr. Swanson as independent directors, and have noted that Mr. Burgess would also be deemed independent but for his relationship to Mr. W. A. Adams as brother-in-law by marriage. The independent directors serve as the members of NHR's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Only the Audit Committee met during 2003, and all members attended all meetings. In May 2003, founding director and Audit Committee member Olin O. Williams unexpectedly passed away. He will be missed by all. Prior to the Annual Meeting, the Nominating and Corporate Governance Committee will have nominated for interim election to the Board and Board committees two additional directors who will meet all tests for independence pursuant to law and regulations. These interim directors, plus Mr. Swanson, will then constitute the three independent directors on the Audit Committee.

On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 (the "S/O Act") which has imposed new responsibilities on the Audit Committee, chief among which is the requirement that the Audit Committee appoint, compensate (out of Company funds), and provide oversight of the work of the independent auditors. Additionally, the S/O Act created an independent accounting oversight board to oversee the conduct of auditors of public companies such as ours. This board may promulgate additional requirements for the Audit Committee.

Although the American Stock Exchange (AMEX) listing rules previously required most of the following, the S/O Act mandates that Audit Committee members be both independent of management and rely solely on director's compensation for their work, with no ability to otherwise receive remuneration from the Company. The S/O Act requires Audit Committees to have in place procedures to receive and address complaints regarding accounting, internal control, or auditing issues. At the NHR Board's February 12, 2003 meeting, the Board adopted a Restated Audit Committee Charter, and has adopted the NHC Valuesline as is explained in more detail in this proxy under "Shareholder Communications." Additionally, on February 20, 2004, the Board adopted charters for the Compensation Committee and the Nominating and Corporate Governance Committee. The charters of all three Board committees meet, in our opinion and the opinion of outside counsel, all current and reasonably anticipated requirements of the S/O Act, SEC regulations and AMEX Listing Rules. The three committee charters and committee notification procedures may be found on NHR's website: www.nationalhealthrealty.com.

Finally, we note that the Board has found that the members of the Audit Committee meet the S/O Act, SEC and AMEX definition of "independent board member"; additionally, its Chairman meets the SEC definition of "Audit Committee financial expert."

COMMITTEE REPORTS

The Audit Committee, which formally met four times in 2003, has filed the following report for inclusion in this proxy.

Report of the Audit Committee

During 2003 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements in the reporting process. The Audit Committee engaged Ernst & Young LLP for the 2003 quarterly reviews and the December 31, 2003 audit. The Company's independent auditors are responsible for expressing an opinion on the conformity of NHR's audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, which are included in the materials accompanying this proxy. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and as required by the SEC and AMEX rules. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The aggregate fees billed for 2003 for each of the following categories of services are set forth below:

	2002	2003
Audit Fees (review of the Company's 2003 quarterly and annual financial statements)	$38,700	$42,000
Audit-Related Fees (assurance and related services to the audit)	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All other services	-0-	-0-

The Audit Committee has adopted, as its required Pre-Approval Procedure for utilization of the Independent Auditor for any purpose other than the independent audit, a resolution requiring the full Audit Committee to pre-approve any transaction with the Independent Auditors.

In reliance on the reviews and discussions referred to above and the Audit Committee Charter and legal requirements applicable for 2003, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission and distribution to our shareholders.

Submitted by the National Health Realty, Inc. Audit Committee.
Ernest G. Burgess III, Chairman
Joseph M. Swanson

The Compensation Committee did not meet during 2003 since all compensation was determined by the Company's Investment Advisor. The Compensation Committee adopted a formal charter complying with the AMEX rules on February 20, 2004, and has published this charter on our website.

The Nominating and Corporate Governance Committee was formed on February 20, 2004, and held one meeting that day which resulted in the nomination of Mr. Swanson for re-election to the Board. The nominee was assessed and chosen as a nominee in accordance with the Committee charter principles, found in its charter as published on our website. Prior to the Annual Meeting, the Committee will be making a recommendation to the Board for the interim election of two new independent directors. These interim directors, plus Mr. Swanson will then constitute the three independent directors on the Audit Committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION AND CERTAIN TRANSACTIONS

Cash Compensation

Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $1,500 per meeting attended, plus an annual grant of a 5,000 share stock option, priced on the date of the Annual Meeting. This automatic grant of options to non-employee directors has previously been approved by our shareholders. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

Except for Mr. LaRoche, the Company's executive officers were also employees of NHC. Mr. LaRoche retired from employment with and managerial responsibilities to NHC in May 2002. Executive compensation is determined solely by NHC, which allocates a portion of their annual performance bonus to them on behalf of their services to the Company. Payment of the allocated amount by the Company is credited against the Advisory Fee paid NHC. For allocated bonuses in 2002, W. Andrew Adams received $200,000, Robert G. Adams received $100,000 and Mr. LaRoche received $75,000, with Mr. Daniel and Ms. Swafford each receiving $50,000. W. Andrew Adams, Robert Adams and Mr. LaRoche each received $150,000 for allocated bonuses in 2001, with Mr. Daniel and Ms. Swafford each receiving $100,000. None of the executive officers have yet been allocated any performance bonus for 2003. The Company paid no other perquisites or bonuses to its executive officers. Because NHC sets the salaries of the Company's executive officers, the Company's Compensation Committee did not issue a Compensation Committee Report for this proxy statement.

Equity Compensation Plan Information

	Number of securities to be issued	Weighted-average exercise price	Number of securities remaining equity
	upon exercise of outstanding	of outstanding options, warrants	available for future issuance under
Plan category	options, warrants and rights	and rights	compensation plans [excluding securities
reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans approved	348,000	$8.52	56,802
by security holders (1997)
Equity compensation plans not	None	N/A	N/A
approved by security holders
Total	348,000	$8.52	56,802

The Company's grant or issuance of an incentive stock option under the 1997 Option Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread"), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

The 1997 Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable, other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under either plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

Director and Officer Options

The 1997 Stock Option Plan provides for an automatic grant to each non-employee director of an option to purchase 5,000 shares of Common Stock on the date of the Annual Shareholder's Meeting at the then fair market value.

Pursuant to the automatic grant provisions of the Plan, the non-employee directors have each received options to purchase shares at $11.50 on April 26, 1999, $6.50 on May 24, 2000, $10.74 on April 26, 2001, $16.95 on April 16, 2002, and $14.80 on April 24, 2003. 5,000 shares have been exercised of the 2003 grants and none of the 2002 grants have been exercised. There are currently 56,802 shares available to grant under the 1997 Plan.

Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1997 Stock Option Plan as of December 31, 2003, for the Company's executive officers. Table C sets forth information regarding options outstanding and exercised during 2003 for the executive officers, all directors and all other NHC employees as a group. The Company has not granted any SARs. No options have ever been repriced.

TABLE A [Omitted because none were granted.]
Option/SAR Grants in Last Fiscal Year [12-31-03]

TABLE B
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
	Shares Acquired	Value Realized ($)	Number of Securities underlying	Value of Unexercised in-the-Money
	on Exercise (#)		Unexercised Options/SARs at Fiscal	Options/SARs at Fiscal Year-End
Name			Year-End (#) Exercisable	($) Exercisable
W. Andrew Adams	-0-	-	44,000	866,800
Robert G. Adams	-0-	-	32,000	630,400
Richard F. LaRoche, Jr.	-0-	-	32,000	630,400
Donald K. Daniel	-0-	-	19,000	374,300
Kenneth D. DenBesten	-0-	-	19,000	374,300
Charlotte A. Swafford	-0-	-	19,000	374,300

TABLE C
	Shares Under	Expiration	Options Exercised	Remaining	Exercise
Name of Participant	Option: 2003	Date	2003	Options	Price
W. Andrew Adams	44,000	10/13/05	-0-	44,000	$8.375
Robert G. Adams	32,000	10/13/05	-0-	32,000	8.375
Richard F. LaRoche, Jr.	32,000	10/13/05	-0-	32,000	8.375
Donald K. Daniel	19,000	10/13/05	-0-	19,000	8.375
Kenneth D. DenBesten	19,000	10/13/05	-0-	19,000	8.375
Charlotte A. Swafford	19,000	10/13/05	-0-	19,000	8.375
All Executive Officers (6 persons)	165,000	10/13/05	-0-	165,000	8.375
All Non-Employee Directors	5,000	4/26/2004	-0-	5,000	11.50
(2 persons)	5,000	5/24/2005	-0-	5,000	6.50
	5,000	4/25/2006	-0-	5,000	10.74
	5,000	4/15/2007	-0-	5,000	16.95
	10,000	4/23/2003	5,000	5,000	14.80
All Other NHC Employees	153,000	10/13/05	-0-	153,000	$8.375
(18 persons)

Section 16(a) Disclosure Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Form 4 or 5) with the Securities and Exchange Commission (the SEC) and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and to file the forms with the SEC within two days of the transaction. The Company monthly reminds its officers and directors of this requirement.

To the Company's knowledge, based on the review of the copies of such forms received by it and monthly statements from officers and directors, the Company believes that during 2003 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and filed.

Investment Advisor

The Company has entered into an Advisory, Administrative Services and Facilities Agreement (the "Advisory Agreement") with NHC as Advisor under which NHC will provide management and advisory services during the term of the Advisory Agreement.

Under the terms of the Advisory Agreement, NHC, as Advisor, agrees to use its best efforts:

a) To present to the Company a continuing and suitable investment program consistent with the investment policy of the Company as adopted by the directors from time to time;

b) To manage the day-to-day affairs and operations of the Company, including the employment of and compensation to all personnel; and

c) To provide administrative services and facilities appropriate for such management.

In performing its obligations under the Advisory Agreement, the Advisor is subject to the supervision of and policies established by the Company's Board of Directors.

The Advisory Agreement was in effect through December 31, 2002 and thereafter continues on a year to year term, but can be terminated by either party on 90 days written notice.

For its services under the Advisory Agreement, the Advisor is entitled to the greater of i) two percent (2%) of the Company's consolidated gross revenues calculated according to generally accepted accounting principles, or ii) the actual expenses incurred by the Advisor as outlined in the Advisory, Administrative Services and Facilities Agreement. The Advisor's compensation is payable in monthly installments on the last day of each month, adjusted annually upon completion of audit. $476,000 was earned in 2003 and all payments are current. Salaries or bonuses paid by the Company to its executive officers are credited against these installments.

Comparison of Cumulative Total Return

Since the Company's creation on December 31, 1997, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF AND
RELATIONSHIP WITH INDEPENDENT AUDITORS

The Company through the Board's Audit Committee has selected Ernst & Young LLP as its independent auditor for the fiscal year ending December 31, 2004. Although a shareholder vote is not required, the Board submits them for the approval of shareholders. Ernst & Young LLP audited the Company's financial statements for the year ended December 31, 2003.

If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select different independent auditors for the Company. The Audit Committee retains the power to select another firm as independent auditors for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the "NHC Valuesline" program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHR executive officers, and NHR directors. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Office of General Counsel, who will coordinate any necessary communication and response.

SHAREHOLDER PROPOSALS

October 1, 2004 is the date by which proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by us for inclusion in our Proxy Statement and form of proxy. Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHR website (www.nationalhealthrealty.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like), the Restated Audit Committee Charter, the Compensation Committee Charter and the Charter of the Nominating and Corporate Governance Committee. The NHR Code of Ethics is also located on the website. Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last three years can be accessed through the press release page. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
Richard F. LaRoche, Jr., Secretary

March 19, 2004

Murfreesboro, Tennessee

NATIONAL HEALTH REALTY, INC.
COMPARISON OF CUMULATIVE TOTAL RETURN
	1998	1999	2000	2001	2002	2003
NHR	100.0	81.2	89.9	200.4	209.7	308.4
S&P 500	100.0	121.0	110.0	96.9	75.5	97.2
NAREIT-Hybrid	100.0	64.1	71.6	107.9	133.0	207.7

Assumes $100 inv. 12/31/98 in NHR, S&P 500 and NAREIT-Hybrid

PROXY
NATIONAL HEALTH REALTY, INC.
100 Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Realty, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 100 Vine Street, 14th Floor, Murfreesboro, Tennessee, on Tuesday, April 20, 2004, at 5:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR I AND II.

I. ELECTION OF DIRECTOR	___ For nominee listed below: Joseph M. Swanson	___ Withhold Authority to vote for the nominee listed to the left.

II. PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR
____ FOR	____ AGAINST	____ ABSTAIN
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

*******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: __________________________
_________________________________________
Signature
_________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.